AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2003

                                                      REGISTRATION NO. 333-03040
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             UNIONBANCAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   -----------

       DELAWARE                     94-1234979                   6022
(State or Other Jurisdiction    (I.R.S. Employer      (Primary Standard Industry
    of Incorporation or          Identification           Classification Number)
     Organization)                   Number)


           400 CALIFORNIA STREET, SAN FRANCISCO, CALIFORNIA 94104-1302
                                  415-765-2969
                                  ------------

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                                   -----------


         JOHN H. MCGUCKIN, JR., ESQ.                        Copy to:
Executive Vice President and General Counsel           Rodney R. Peck, Esq.
          UNIONBANCAL CORPORATION                    Pillsbury Winthrop LLP
           400 California Street                        50 Fremont Street
          San Francisco, CA 94104                San Francisco, California 94105
               (415) 765-2969                           (415) 983-1000
       ------------------------------             ------------------------------

         (Name, address and telephone
          number, including area code,
             of agent for service)
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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this registration statement becomes effective.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.|X|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                         CALCULATION OF REGISTRATION FEE

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     Title of          Amount       Proposed Maximum         Proposed          Amount of
   Securities To        To Be        Offering Price      Maximum Aggregate   Registration
   Be Registered     Registered         per Share         Offering Price          Fee
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      N/A(1)           N/A(1)             N/A(1)               N/A(1)            N/A(1)

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(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-03040. Therefore, no further registration fee is required.

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                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-3 (File No. 333-03040, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by UnionBanCal Corporation, a Delaware corporation ("UnionBanCal"), which is the successor to UnionBanCal Corporation, a California corporation ("UB California"), following a statutory merger effective 4:15 p.m. (New York time), on September 30, 2003 (the "Merger") for the purpose of changing UB California's state of incorporation to Delaware. Prior to the Merger, UnionBanCal had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, UnionBanCal succeeded by operation of law to all of the assets and liabilities of UB California. The Merger was approved by the shareholders of UB California at the Annual Meeting of Shareholders held on April 23, 2003, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as modified by this Amendment, UnionBanCal, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

UnionBanCal's Restated Certificate of Incorporation provides that a director of UnionBanCal shall not be personally liable to UnionBanCal or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. UnionBanCal's Restated Certificate of Incorporation also provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the liability of directors, then the liability of a director of UnionBanCal, in addition to the limitation on personal liability provided in UnionBanCal's Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

UnionBanCal's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, UnionBanCal is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees or agents of UnionBanCal (and any other persons to which Delaware law permits the corporation to provide indemnification and advancement) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to UnionBanCal, its stockholders, and others and subject to the limits on indemnification and advancement provided in Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

UnionBanCal's Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UnionBanCal) by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UnionBanCal to procure a judgment in its favor by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and expenses) actually or reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UnionBanCal unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bylaws provide that to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Bylaws provide that UnionBanCal shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of UnionBanCal, or is or was serving at the request of UnionBanCal as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that UnionBanCal is not authorized to provide indemnification of any director (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. The Bylaws provide that UnionBanCal shall advance expenses incurred or to be incurred in defending any such proceeding to any such director. The Bylaws contain procedures with respect to advancement of expenses and the right to indemnification of directors and provide that the rights to indemnification of, and the advancement of expenses to, directors are contract rights and provide that directors may bring suit against UnionBanCal, in certain cases, to recover unpaid claims for indemnification and advancement of expenses.

The Bylaws provide that UnionBanCal may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not UnionBanCal would have the power to indemnify him or her against such liability. However, the Bylaws provide that UnionBanCal may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by
Part 359 of Title 12 of the Code of Federal Regulations.

ITEM 16.  EXHIBITS.

EXHIBIT
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NUMBER                              EXHIBIT
------                              -------

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1      Power of Attorney.

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ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 30, 2003.

                                   UNIONBANCAL CORPORATION

                                   By     /S/ DAVID I. MATSON
                                      ------------------------------------------
                                              David I. Matson
                                              Executive Vice President and
                                              Chief Financial Officer




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003.

/S/ NORIMICHI KANARI                          President, Chief Executive Officer
-------------------------------------                   and Director
    Norimichi Kanari                           (Principal Executive Officer)

/S/ DAVID I. MATSON                           Executive Vice President and Chief
-------------------------------------                  Financial Officer
    David I. Matson                              (Principal Financial Officer)

/S/ DAVID A. ANDERSON                       Senior Vice President and Controller
-------------------------------------          (Principal Accounting Officer)
    David A. Anderson


-------------------------------------                     Director
David R. Andrews

       *
-------------------------------------                     Director
L. Dale Crandall

       *
-------------------------------------                     Director
Richard D. Farman

       *
-------------------------------------                     Director
Stanley F. Farrar

       *
-------------------------------------                     Director
Michael J. Gillfillan

       *
-------------------------------------                     Director
Richard C. Hartnack

       *
-------------------------------------                     Director
Kaoru Hayama


-------------------------------------                     Director
Satoru Kishi

       *
-------------------------------------                     Director
Monica C. Lozano

       *
-------------------------------------                     Director
Mary S. Metz

       *
-------------------------------------                     Director
Takahiro Moriguchi

       *
-------------------------------------                     Director
J. Fernando Niebla

       *
-------------------------------------                     Director
Charles R. Rinehart


-------------------------------------                     Director
Carl W. Robertson

       *
-------------------------------------                     Director
Takaharu Saegusa

       *
-------------------------------------                     Director
Robert M. Walker



*By: /S/ DAVID I. MATSON                                  Attorney-in-fact
    ---------------------------------
         David I. Matson

                                  EXHIBIT INDEX

EXHIBIT
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NUMBER                              EXHIBIT
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 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1      Power of Attorney.

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